AMENDMENT NUMBER 1

                                       TO

                 AMENDED AND RESTATED SPLIT DOLLAR INSURANCE AND
                             DEATH BENEFIT AGREEMENT

                                 BY AND BETWEEN

                            NATIONAL FUEL GAS COMPANY
                                       AND

                               Philip C. Ackerman

         This Amendment Number 1 to the Amended and Restated Split Dollar Insurance and Death Benefit Agreement is made and entered into this 23rd day of March, 1999, by and between National Fuel Gas Company (the "Company") and Philip
C. Ackerman (the "Executive").

         WHEREAS, Company and Executive are parties to a certain Amended and Restated Split Dollar Insurance and Death Benefit Agreement made as of September 17, 1997 (the "Agreement"); and

         WHEREAS, Company and Executive agree to this further amendment of the Agreement, as permitted in Article XI, to revise the calculation of the Death Benefit therein to include restricted stock awarded in lieu of a cash award under the Company's Annual At Risk Compensation Incentive Program (the "AARCIP").

         NOW THEREFORE. in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

         1. Article VI, Paragraph A shall be amended to insert the following sentence after the first complete sentence thereof-

                  "Awards of restricted stock made to the Executive for service in the Company's fiscal year 1996 or later to supplement an AARCIP award for that fiscal year, which was approximately equal to the maximum AARCIP award then permissible consistent with the shareholder approval applicable to that AARCIP award, shall also be included in the calculation of the Executive's Death Benefit at the rate of two times the most recent such award of restricted stock, if any. The restricted stock shall be valued at the average of the high and low market value on the grant date."

         2. The amendments to the Agreement, contained herein. will be effective as of the date of this Amendment Number 1 and shall remain in effect for the entire term of the Agreement.

         3. All other terms and provisions of the Agreement that are not inconsistent with the terms and conditions of this Amendment Number 1 shall remain in effect and are incorporated herein by reference.

         4. This Amendment Number 1 is binding upon the parties hereto and their assigns.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number 1 to the Amended and Restated Split Dollar Insurance and Death Benefit Agreement to be executed, with full knowledge of its contents and with the intent to be legally bound, on the date first written above.


NATIONAL FUEL GAS COMPANY                      EXECUTIVE


By:  /s/ Bernard J. Kennedy                    /s/  Philip C. Ackerman
---------------------------                    -----------------------
Name: Bernard J. Kennedy                       Name: Philip C. Ackerman
Title:  Chairman of the Board, President
and Chief Executive Officer                    Date: 3/8/99
Date:  3/23/99

Witnessed:                                     Witnessed:

/s/ Bonnie J. Nation                           /s/ Janet M. Conrad
--------------------                           -------------------

3/23/99                                        3/8/99
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Date                                           Date